EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leah Nivison, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2016-GS4 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Special Servicer for the AMA Plaza Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the 225 Bush Street Mortgage Loan, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Residence Inn and SpringHill Suites North Shore Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 540 West Madison Mortgage Loan, Trimont Real Estate Advisors, LLC, as Special Servicer for the 540 West Madison Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the 540 West Madison Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 540 West Madison Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 540 West Madison Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the U.S. Industrial Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the U.S. Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the U.S. Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the U.S. Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the U.S. Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hamilton Place Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Hamilton Place Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Hamilton Place Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hamilton Place Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hamilton Place Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Embassy Suites Portland Airport Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Embassy Suites Portland Airport Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Embassy Suites Portland Airport Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Embassy Suites Portland Airport Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the Embassy Suites Portland Airport Mortgage Loan.

Dated: March 23, 2018

/s/ Leah Nivison

Chief Executive Officer

(senior officer in charge of securitization of the depositor)